UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2021

CULLMAN BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40607	61-1990996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

316 Second Avenue, SW, Cullman, Alabama	35055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 734-1740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CULL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events
On July 12, 2021, Cullman Bancorp, Inc. (“Old Cullman”) announced the expected closing date of the mutual-to-stock conversion of Cullman Savings Bank, MHC (the “Conversion”) and related stock offering of Cullman Bancorp, Inc., a Maryland corporation (“New Cullman”).
On July 14, 2021, New Cullman announced that the Conversion and related stock offering were closed.
Copies of the press releases are filed as Exhibits 99.1 and 99.2 to this current report.
Item 9.01   Financial Statements and Exhibits
(d) Exhibits
Exhibit  Description
99.1 Press Release dated July 12, 2021
99.2 Press Release dated July 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CULLMAN BANCORP, INC.

DATE: July 16, 2021	By:	/s/ John A. Riley, III
John A. Riley, III
President and Chief Executive Officer